UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 10, 2017 (the “Closing Date”), IFMI, LLC, a majority owned subsidiary of Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among IFMI, LLC and DGC Family Fintech Trust (“Buyer”), a trust established by Daniel G. Cohen, and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, the Company. Mr. Cohen is the Vice Chairman of the Company’s Board of Directors (the “Board of Directors”) and Vice Chairman of the Board of Managers (the “Board of Managers”) of IFMI, LLC, President and Chief Executive of the Company’s European Business, and President, a director and the Chief Investment Officer of the Company’s indirect majority owned subsidiary, Cohen & Company Financial Limited (formerly known as EuroDekania Management Limited).

Pursuant to the Purchase Agreement, the Buyer agreed to purchase from IFMI, LLC, and IFMI, LLC agreed to issue and to sell to the Buyer, a convertible senior secured promissory note (the “Note”) in the aggregate principal amount of $15,000,000.  On the Closing Date, the Buyer paid to IFMI, LLC $15,000,000 in cash in consideration for the Note.  In addition, pursuant to the Purchase Agreement, on the Closing Date, IFMI, LLC was required to pay to the Buyer a $600,000 financing fee (the “Financing Fee”), which obligation was offset in full by Mr. Cohen’s obligation to pay the Termination Fee (as defined and discussed more fully below) to IFMI, LLC.

Under the Purchase Agreement, IFMI, LLC and the Buyer offer customary indemnifications.  Further, IFMI, LLC and the Buyer provide each other with customary representations and warranties, the Company provides limited representations and warranties to the Buyer, and each of IFMI, LLC and the Company make customary affirmative covenants.

Pursuant to the Purchase Agreement, the Company agreed to execute an amendment (the “LLC Agreement Amendment”) to the Amended and Restated Limited Liability Company Agreement of IFMI, LLC, dated as of December 16, 2009, by and among IFMI, LLC and its members, as amended (the “LLC Agreement”) at such time in the future as all of the other members execute the LLC Agreement Amendment.  The LLC Agreement Amendment provides, among other things, that the Board of Managers will initially consist of Daniel G. Cohen, as Chairman of the Board of Managers, Lester R. Brafman (the Company’s current Chief Executive Officer) and Joseph W. Pooler, Jr. (the Company’s current Executive Vice President, Chief Financial Officer and Treasurer).  The LLC Agreement Amendment also provides that Mr. Cohen would not be able to be removed from the Board of Managers or as Chairman of the Board of Managers other than for cause or under certain limited circumstances.

A special committee of the Board of Directors, comprised solely of independent directors not affiliated with the Company, negotiated the Purchase Agreement on behalf of the Company.  In connection with the transactions contemplated by the Purchase Agreement, the special committee was advised by separate independent legal and financial advisors.

Mr. Cohen is neither a trustee nor a named beneficiary of the DGC Family Fintech Trust and does not have any voting or dispositive control of securities held by the trust.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Note

The outstanding principal amount under the Note is due and payable on the fifth anniversary of the Closing Date, provided that IFMI, LLC may, in its sole discretion, extend the maturity date for an additional one-year period, in each case unless the Note is earlier converted (in the manner described below). The Note accrues interest at a rate of 8% per year, payable quarterly. Provided that no event of default has occurred under the Note, if dividends of less than $0.02 per share are paid on the Company’s common stock, par value $0.001 per share (“Common Stock”), in any fiscal quarter prior to an interest payment date, then IFMI, LLC may pay one-half of the interest payable on such date in cash, and the remaining one-half of the interest otherwise payable will be added to the principal amount of the Note then outstanding. The Note contains customary “Events of Default.” Upon the occurrence or existence of any Event of Default under the Note, the outstanding principal amount is immediately accelerated in certain limited instances and may be accelerated in all other instances upon notice by the holder of the Note to IFMI, LLC.  Further, upon the occurrence of any Event of Default under the Note and for so long as such Event of Default continues, all principal, interest and other amounts payable under the Note will bear interest at a rate equal to 9% per year. The Note may not be prepaid in whole or in part prior to the maturity date without the prior written consent of the holder thereof (which may be granted or withheld in its sole discretion).   The Note is secured by the equity interests held by IFMI, LLC in all of its subsidiaries.

At any time following the Closing Date, all or any portion of the outstanding principal amount of the Note may be converted by the holder thereof into units of membership interests of IFMI, LLC (“LLC Units”) at a conversion rate equal to $1.45 per unit, subject to customary anti-dilution adjustments.  Pursuant to the LLC Agreement, and subject to certain limitations, holders of IFMI, LLC may require IFMI, LLC to redeem all or any portion of such units in exchange for, in the Company’s sole discretion, cash or Common Stock. Under the Purchase Agreement, the Company agreed to submit a proposal to the Company’s stockholders at its 2017 annual meeting of stockholders to approve the Company’s issuance, if any, of Common Stock upon any redemption of the LLC Units and the Board of Directors agreed to recommend that the Company’s stockholders vote to approve such proposal.

Following any conversion of the Note into LLC Units, the holder of such LLC Units will have the same rights of redemption, if any, held by the holders of LLC Units as set forth in the LLC Agreement; provided that the holder will have no such redemption rights with respect to such LLC Units if the Board of Directors determines in good faith that satisfaction of such redemption by the Company with shares of its Common Stock would (i) jeopardize or endanger the availability to the Company of its net operating loss and net capital loss carryforwards and certain other tax benefits under Section 382 of the Internal Revenue Code of 1986, or (ii) constitute a “Change of Control” under the Junior Subordinated Indenture, dated as of June 25, 2007, between the Company (formerly Alesco Financial Inc.) and Wells Fargo Bank, N.A., as trustee.

Under the Note, if following any conversion of the Note into LLC Units, for so long as the Company owns a number of LLC Units representing less than a majority of the voting control of IFMI, LLC, each holder of any LLC Units issued as a result of the conversion of the Note (regardless of how such LLC Units were acquired by such holder) is obligated to grant and appoint the Company as such holder’s proxy and attorney-in-fact to vote (i) the number of LLC Units owned by each such holder that, if voted by the Company, would give the Company a majority of the voting control of IFMI, LLC, or (ii) if such holder holds less than such number of LLC Units, all such holder’s LLC Units.

The Note provides that it is senior to all indebtedness of IFMI, LLC incurred following the Closing Date, and is senior to any subordinated or junior subordinated indebtedness of IFMI, LLC outstanding as of the Closing Date.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02.                Termination of a Material Definitive Agreement.

As previously disclosed, on August 19, 2014, IFMI, LLC entered into a definitive agreement (the “European Sale Agreement”) to sell the Company’s European operations to C&Co Europe Acquisition LLC, an entity controlled by Mr. Cohen, for approximately $8.7 million. The transaction was subject to customary closing conditions and regulatory approval from the United Kingdom Financial Conduct Authority. On March 26, 2015, the parties to the European Sale Agreement agreed to extend the deadline for the closing of the transactions contemplated by the European Sale Agreement from March 31, 2015 to June 30, 2015. In addition, the parties to the European Sale Agreement amended the date which C&Co Europe Acquisition LLC was obligated to cause the settlement of intercompany accounts of Cohen & Company Financial Limited and our subsidiaries, Cohen & Compagnie, SAS and Unicum Capital, S.L., owed to IFMI, LLC (the “Intercompany Payables”) from March 31, 2015 to June 30, 2015.

Further, on June 30, 2015, the parties to the European Sale Agreement agreed to extend the deadline for the closing from June 30, 2015 to December 31, 2015 and the settlement date of the Intercompany Payables from June 30, 2015 to December 31, 2015 (the “Second Extension”).  In connection with the Second Extension, the parties to the European Sale Agreement agreed that, if the transaction was terminated in accordance with its terms prior to the closing, then (i) Mr. Cohen would pay $600,000 in respect of a portion of the legal and financial advisory fees and expenses incurred by the Company and the special committee of the Board of Directors in connection with the transaction since April 1, 2014 (the “Termination Fee”), and (ii) an amendment (the “Cohen Employment Agreement Amendment”) to the Amended and Restated Employment Agreement, dated as of May 9, 2013, among IFMI, LLC, the Company, Mr. Cohen and J.V.B. Financial Group Holdings, LP (formerly known as C&Co/PrinceRidge Holdings LP) (the “Employment Agreement”), was to become effective.

The European Sale Agreement provided that either party may terminate the agreement after December 31, 2015. On the Closing Date, C&Co Europe Acquisition LLC provided notice to IFMI, LLC that it was terminating the European Sale Agreement.  As a result, on the Closing Date, the parties entered into a termination letter (the “Termination Letter”), pursuant to which IFMI, LLC acknowledged the termination by C&Co Europe Acquisition LLC of the European Sales Agreement.  The Termination Letter contains a mutual release of claims between C&Co Europe Acquisition LLC and IFMI, LLC.

On the Closing Date, Mr. Cohen’s obligation to pay the Termination Fee was offset in full by IFMI, LLC’s obligation to pay the Financing Fee to the Buyer and the Cohen Employment Agreement Amendment became effective.  The Cohen Employment Agreement Amendment amended the Employment Agreement to provide that if Mr. Cohen’s employment is terminated by IFMI, LLC without “cause” or by Mr. Cohen for “good reason” (as such terms are defined in the Employment Agreement), IFMI, LLC will pay Mr. Cohen a maximum of $1,000,000 as a severance benefit. The Employment Agreement formerly provided that in the event of such termination, IFMI, LLC would pay Mr. Cohen a minimum of $3,000,000 as a severance benefit.

The foregoing description of the Termination Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Letter, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for information concerning the Purchase Agreement and the Note, which information is incorporated by reference in response to this Item 2.03.

Item 3.02.                Unregistered Sales of Equity Securities.

See Item 1.01 above for information concerning the Note, which is incorporated by reference in response to this Item 3.02. In issuing the Note without registration, the Company relied upon the exemptions contained in Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.02 above for information concerning the Cohen Employment Agreement Amendment, which information is incorporated by reference in response to this Item 5.02.

Item 8.01                      Other Events.

On the Closing Date, the Company issued a press release, which is furnished herewith as Exhibit 99.1, announcing the entrance by the Company and IFMI, LLC into the Purchase Agreement, the issuance of the Note by IFMI, LLC and the termination of the European Sale Agreement.

Additional Information About the Investment and Where to Find It

This communication is being made in respect of, among other things, the issuance of the Note pursuant to the Purchase Agreement. In connection with such issuance, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE ANNUAL MEETING CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE VOTED ON AT THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company, without charge, at the SEC’s website (www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Institutional Financial Markets, Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA, Attn: Investor Relations, (215) 701-9555.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders regarding the issuance of the Note under the Purchase Agreement. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 9, 2016, and as amended by

Amendment No. 1 thereto, which was filed with the SEC on April 26, 2016. Additional information regarding the interests of such individuals in the matters to be considered at the Company’s 2017 annual meeting of stockholders will be included in the proxy statement when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.ifmi.com.

Forward-looking Statements

This Current Report on Form 8-K contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of the Company’s future financial performance based on the Company’s growth strategies and anticipated trends in its business. These statements are based on the Company’s current expectations and projections about future events. There are important factors that could cause the Company’s actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and the Company’s website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in the Company’s businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on the Company’s principal investments, including on its CLO investments, (k) an inability to achieve projected integration synergies, (l) the possibility that payments to IFMI of subordinated management fees from its European CLO will not resume, and (n) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01                    Financial Statements and Exhibits.

 (d)       Exhibits.

Exhibit Number	Description

10.1*	Securities Purchase Agreement, dated March 10, 2017, by and among IFMI, LLC and DGC Family Fintech Trust, and solely for purposes of Article VI and Sections 7.3, 7.4, 7.5 and 7.6 thereof, the Company.

10.2*	Convertible Senior Secured Promissory Note, dated March 10, 2017, issued by IFMI, LLC to DGC Family Fintech Trust in the aggregate principal amount of $15,000,000.

10.3*

Letter Agreement, dated March 10, 2017, by and between C&Co Europe Acquisition LLC and IFMI, LLC, terminating the Share Purchase Agreement, dated as of August 19, 2014, by and between IFMI, LLC and C&Co Europe Acquisition LLC.

99.1*	Press Release, dated March 10, 2017.

* Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: March 10, 2017	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer